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                                                                     Exhibit 99

          TEAM MUCHO CLOSES PROFESSIONAL STAFF MANAGEMENT ACQUISITION; CREATES $600 MILLION HR OUTSOURCING POWERHOUSE FOR GROWING BUSINESSES

WORTHINGTON, Ohio, March 13 /PRNewswire/ -- TEAM Mucho, Inc. (Nasdaq: TMOS). TEAM Mucho announced today that it has received lender approval and has closed the acquisition of the assets of Professional Staff Management, Inc. (PSMI) in a transaction valued at $6.75 million. The combination creates a human resource-outsourcing powerhouse with combined annualized revenues exceeding $600 million.

"This asset transaction reflects our formula for PEO acquisitions in the future," explained S. Cash Nickerson, Chairman and CEO. "We will solidify ourselves as the market leader in our major markets of Utah, Ohio, California and Nevada; do only accretive transactions and continue to pursue candidates with major financial sponsors that can accelerate our growth."

With this transaction, TEAM Mucho, Inc. adds ABS Capital Partners, a private equity fund with over $1 billion under management, as an equity partner. "We are delighted to join TEAM Mucho as we believe it has the right strategy of balancing technology development and positive cash flow to be a major player in the HR Outsourcing space," says John Stobo, general partner of ABS Capital Partners.

To assure a smooth transition, TEAM Mucho established a combined integration team of 15 operating managers from PSMI and TEAM America, TEAM Mucho's PEO division. Kevin Costello, President and COO of TEAM Mucho, appointed Jose Blanco, PhD, CFO of TEAM Mucho, and Todd Orullian, CFO of PSMI, to lead the integration.

Costello anticipates that the integration will be completed in 6 months. "This process will be facilitated by TEAM Mucho's powerful TEAM Direct software which is in the process of being Web enabled by TEAM Mucho's technology team."

PSMI will do business as TEAM PSMI, a division of TEAM Mucho, Inc. Peter Ross, outgoing President of PSMI and an HR Outsourcing industry veteran with 20 years of experience at ADP and various PEO's said, "The acquisition strategy being pursued by TEAM Mucho is sound. We were impressed with the deal team at TEAM Mucho, and their professional approach to due diligence and integration, which are areas where PEO's have been weak in the past."

"The transaction is a win-win for clients of the combined companies as the integration team conducts a best-practices analysis to ensure constant and continuous improvement of the PEO services provided to clients," added Nickerson. PSMI was represented in the transaction by Wanda Silva of Silva Capital Solutions.

About TEAM Mucho, Inc. TEAM Mucho, Inc., "The TEAM That Brings You More," is a business process outsourcing company with over 15 years of experience providing outsourced HR services, PEO services and business process outsourcing both on line and off line. The company's five point strategy, "TEAM MAGIC" includes 1) Merging with other PEOs, 2) Automating TEAM Direct Software so clients and employees can operate over the web, 3) Growing internally at a pace consistent with its main competitor, Administaff, 4) Integrating acquisitions and 5) Cross selling other products and services to small business clients.

TEAM Mucho's corporate offices are located at 110 E. Wilson Bridge Road, Worthington, OH 43085. Phone: (614) 848-3995; FAX: (614) 848-7639; Toll Free:
(800) 962-2758. For more information regarding TEAM America, visit the new site at www.TEAMamerica.com . For more information regarding Mucho, Inc., visit www.mucho.com . For additional information, please contact S. Cash Nickerson or Kevin T. Costello at (800) 962-2758.

Statements in this news release that are not historical facts are forward-looking statements, including the projection of increased earnings per share, whether the implementation of the Company's post merger strategic plan will be successful, whether the conditions to the merger, including regulatory and other approvals, can be satisfied or obtained to permit the closing of the acquisition, and whether PSMI can be successfully integrated with the

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Company's operations, are such forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained under the caption "Business-Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the Company may differ materially from those expressed in these forward- looking statements. Many of the factors that will determine these results and values are beyond the Company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

CONTACT: S. Cash Nickerson or Kevin T. Costello, both of TEAM Mucho,
800-962-2758


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